EXHIBIT 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statement File No.’s 333-67085, 333-79269, 333-36680, 333-47026, 333-53332, 333-48698, 333-57744, 333-73986 and 333-81626.

Arthur Andersen LLP

Minneapolis, Minnesota,
March 31, 2002